CERTIFICATE OF FORMATION

                                       OF

                   Trigen-Cinergy Solutions of Boca Raton, LLC


                  The undersigned, being a natural person of age eighteen years or more, acting as the Sole Organizer of a limited liability company under the Delaware Limited Liability Company Act (as the same may be amended from time to time, the "Act"), adopts, pursuant to Section 18-201 of the Act, the following Certificate of Formation for such limited liability company (the "Company"):

                                    ARTICLE I

                                      NAME

                        The name of the Company shall be:
                   Trigen-Cinergy Solutions of Boca Raton, LLC


                                   ARTICLE II

                       REGISTERED OFFICE, REGISTERED AGENT

     The initial registered office of the Company shall be: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, or such other location as the Parties by mutual consent shall determine. The initial registered agent of the Company shall be: The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, or such other location as the Parties by mutual consent shall determine. Either the registered office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE III

                               PERIOD OF DURATION

                                    The  Company  shall  exist  until  dissolved
according to law or by the terms of its Limited Liability Company Agreement (the "LLC Agreement").


                                   ARTICLE IV

                                     POWERS

                  Subject to the LLC Agreement, the Company shall have and may exercise all powers and rights which a limited liability company may exercise legally pursuant to the Act.

                                    ARTICLE V

                                   AMENDMENTS

                  The Company reserves the right to amend this Certificate of Formation from time to time in accordance with the Act, provided, that the unanimous approval of the members of the Company to such amendment has been duly obtained.


                  The undersigned does hereby certify, make and acknowledge this Certificate of Formation on this 4th day of September, 1998.





                                                    /s/ Rosemary E. Grieme
                                                    Rosemary E. Grieme
                                                    Sole Organizer




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